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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): February 9, 1998



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                 0-1093                06-0613548
(State of                   (Commission           (I.R.S.
Incorporation)              File Number)          Employer
                                                  Identification
                                                  No.)






                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

 Registrant's telephone number, including area code:  (860) 243-7100

                           Not Applicable
    (Former name or former address, if changes since last report)

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Item 5.  Other Events.

The Company has announced the completion of the redemption of all of its remaining Series 2 Preferred Stock and thereby all outstanding Depositary Shares which represent the Series 2 Preferred Stock. The Depositary Shares represented a one-fourth interest of one share of Kaman Series 2 Preferred Stock and were convertible in multiples of four into shares of the Company's Class A common stock. The redemption date was February 9, 1998, and the right to convert Depositary Shares into Class A common stock expired at the close of business on February 2, 1998. The redemption process, involving two separate redemption calls in November 1997 and January 1998, resulted in the conversion of substantially all of the shares of Series 2 Preferred Stock into Class A common stock of the corporation.

Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
        Report:

        Exhibit 99 - Press Release of the Company, dated February 9,
        1998.


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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION

                                 By:  Robert M. Garneau
                                      Executive Vice President and
                                      Chief Financial Officer



Dated: February 9, 1998






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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated February 9,
                    1998







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